Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
          WHEREAS, LSI Corporation, a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 31, 2007; and
          WHEREAS, the undersigned is a Director of the Company;
          NOW, THEREFORE, the undersigned hereby constitutes and appoints Abhijit Y. Talwalkar and Bryon Look and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director of the Company, to execute and file such Form 10-K and any amendments or supplements thereto on behalf of the undersigned, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.
          IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 22nd day of February 2008.

By:	/s/ Timothy Y. Chen Name: Timothy Y. Chen	By:	/s/ John H.F. Miner Name: John H.F. Miner
	Title: Director		Title: Director

By:	/s/ Charles A. Haggerty Name: Charles A. Haggerty	By:	/s/ Arun Netravali Name: Arun Netravali
	Title: Director		Title: Director

By:	/s/ Richard S. Hill Name: Richard S. Hill	By:	/s/ Matthew O’Rourke Name: Matthew O’Rourke
	Title: Director		Title: Director

By:	/s/ James H. Keyes Name: James H. Keyes	By:	/s/ Gregorio Reyes Name: Gregorio Reyes
	Title: Director		Title: Director

By:	/s/ Michael J. Mancuso Name: Michael J. Mancuso
Title: Director